 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2018

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

Equipment Lease

On November 23, 2016 our subsidiaries, Tower Automotive Holdings USA, LLC and Tower Automotive Operations USA I, LLC (each such entity and its successors and permitted assigns are a Co-Lessee and collectively the "Lessee") entered into Master Lease Agreement No. 100521 (the “Master Lease Agreement”) by and among Lessee and MB Equipment Finance, LLC (each such entity and its successors and permitted assigns are a Co-Lessor and collectively the "Lessor") pursuant to which Lessor agreed to acquire and lease to Lessee, and Lessee has agreed to lease from Lessor, certain items of equipment from time to time.

On February 20, 2018, pursuant to the terms of the Master Lease Agreement and related documents, Lessee and Lessor (together with certain other participating equipment financers (the “Participants”)) agreed to enter into an equipment leasing transaction and entered into an interim funding agreement (the “Interim Funding Agreement”). Under the Interim Funding Agreement, it is anticipated that from February 20, 2018 until on or before September 30, 2019 (the “Ramp-Up Period”), Lessor and/or Participants shall purchase from time to time equipment having a value not to exceed $92.6 million in the aggregate (the “Purchased Equipment”). All Purchased Equipment shall be delivered to Lessee. During the Ramp-Up Period, Lessee shall be required to pay to Lessor and/or the Participants interest on the amount of each invoice paid for the Purchased Equipment from the date on which such invoice was paid by Lessor and/or Participants until the end of the Ramp-Up Period, at a rate equal to one month LIBOR plus 3%. If Lessee defaults under the Master Lease Agreement, the Interim Funding Agreement or certain of the related documents, Lessor may require that Lessee repurchase the Purchased Equipment. At the end of the Ramp-Up Period, Lessee, Lessor and the Participants shall enter into a six year lease at the then prevailing market terms pursuant to the terms of the Master Lease Agreement.

Previously, under the Master Lease Agreement, Lessee has entered into other equipment leasing transactions for equipment having a present value of approximately $57 million and bearing an aggregate weighted average fixed interest rate of 5.3% per annum.

The description of the Master Lease Agreement and Interim Funding Agreement are qualified in their entirety by reference to the full text of the Master Lease Agreement and Interim Funding Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.

10.1	Master Lease Agreement No. 100521 dated November 23, 2016 by and among Tower Automotive Holdings USA, LLC, Tower Automotive Operations USA I, LLC and MB Equipment Finance, LLC

10.2	Interim Funding Agreement, dated as of February 20, 2018, by and among Tower Automotive Holdings USA, LLC, Tower Automotive Operations USA I, LLC, MB Equipment Finance, LLC and the parties referred to therein as Participants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey L. Kersten
Name: Jeffrey L. Kersten
Title: Executive Vice President and Chief Financial Officer

Dated: February 23, 2018

EXHIBIT INDEX

Exhibit No.

10.1	Master Lease Agreement No. 100521 dated November 23, 2016 by and among Tower Automotive Holdings USA, LLC and Tower Automotive Operations USA I, LLC and MB Equipment Finance, LLC

10.2	Interim Funding Agreement, dated as of February 20, 2018, by and among Tower Automotive Holdings USA, LLC, Tower Automotive Operations USA I, LLC, MB Equipment Finance, LLC and the parties referred to therein as Participants

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